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                                                         Exhibit Number (10)(ii)
                                                            To 3/31/97 Form 10-Q



                           NORTHERN TRUST CORPORATION

                          MANAGEMENT PERFORMANCE PLAN

                                      1997

I.   Purpose of Plan
     ---------------
     The purpose of the Management Performance Plan (the "Plan") is to promote the achievement of superior financial and operating performance of the Northern Trust Corporation and its subsidiaries (hereinafter referred to as the "Corporation"), and further the objective of delivering unrivaled service quality to its clients and partners through the awarding of cash incentive payments to selected officers.

II.  Plan Year
     ---------
     The Plan is effective from January 1, 1997 to December 31, 1997.

III. Eligibility and Participation
     -----------------------------
     Eligibility to participate in the Plan is restricted to selected executive officers and subject to approval by the Compensation and Benefits Committee of the Board of Directors (the "Committee").

IV.  Participant Target Awards
     -------------------------
     At the beginning of the Plan year, the Committee shall determine individual target awards. The target award will be described as a percent of the annual base salary earned during the Plan year.

V.   Award Determination
     -------------------
     The Committee establishes a Corporate Earnings Target for the Plan at the beginning of the Plan year. The available funding for participant awards will be based on (a) the aggregate of participants' target award amounts and (b) the Corporation's financial achievement versus the Corporate Earnings Target. The amount of the award funding will either increase or decrease as calculated by the formula detailed in Attachment I.

VI.  Payment of Awards
     -----------------
     Awards will be paid in cash as soon as practicable following the completion of the Plan year.
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VII. Administration
     --------------

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee in the effective administration of the Plan, as described herein, shall be final and conclusive.

     The Board of Directors of the Corporation, by written resolution, may amend, suspend, or terminate any or all provisions of the Plan at any time.

VIII. Miscellaneous Provisions
      ------------------------

     The following miscellaneous provisions are applicable to the Plan:

     (a) In the event of a participant's death, disability or retirement, awards shall be prorated to the date of the event, and paid as described in Section VI.

     (b) Termination of employment by a participant during the Plan year, for reasons other than death, disability, or retirement shall result in immediate exclusion from the Plan unless the Compensation and Benefits Committee decides otherwise in its sole discretion.

     (c) Except in the event of the death of a participant, the rights and interests of a participant under the Plan shall not be assigned, encumbered, or transferred.

     (d) No employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan, nor any action taken thereunder, shall be construed as giving any employee or other person any right to be retained in the employ of the Corporation.

     (e) The Corporation shall have the right to deduct from all payments made under the Plan any taxes required by law to be withheld with respect to such payment.

     (f) All questions pertaining to the validity, construction and administration of the Plan and any award hereunder shall be determined in conformity with the laws of the State of Illinois.

     (g) Each participant shall designate a beneficiary (the "Designated Beneficiary") to receive the award, if any, allocated to a participant, in the event of such participant's death. If no Designated Beneficiary survives the participant, it shall be the surviving spouse of the participant or, if there is no surviving spouse, it shall be the participant's estate.